EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2019-C51 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Trimont LLC, as Master Servicer on and after March 1, 2025, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Trimont LLC, as Primary Servicer for the Hilton at University Place Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Hilton at University Place Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hilton at University Place Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Hilton at University Place Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Hilton at University Place Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Hilton at University Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Patuxent Crossing  Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Patuxent Crossing Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Patuxent Crossing  Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Patuxent Crossing Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Wolverine Portfolio Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Wolverine Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Wolverine Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Wolverine Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the CIRE Equity Retail & Industrial Portfolio  Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the CIRE Equity Retail & Industrial Portfolio  Mortgage Loan, Trimont LLC, as Primary Servicer for the 188 Spear Street Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the 188 Spear Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 188 Spear Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 188 Spear Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 188 Spear Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 188 Spear Street Mortgage Loan, Trimont LLC, as Primary Servicer for The Chantilly Office Portfolio Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for The Chantilly Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Chantilly Office Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Chantilly Office Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for The Chantilly Office Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Chantilly Office Portfolio Mortgage Loan.

Dated: March 17, 2026

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)